U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 1, 2016

CARDINAL ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53923	26-0703223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chestnut Street, Suite 1615 Abilene, TX	79602
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (325)-762-2112

 6037 Frantz Rd., Suite 103, Dublin, OH 43017

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2016, the Company entered into a Settlement Agreement and Stipulation (“Agreement”) with Rockwell Capital Partners, Inc., a Delaware corporation (“Rockwell”) (see Exhibit 10.1). Under the Agreement, Rockwell acquired outstanding liabilities of the Company in the principal amount of not less than $123,980.24 under the terms set forth in those certain Claim Purchase Agreements set forth as listed in the Exhibits to the Complaint (see Exhibit 10.2).

After the execution of the Agreement, the Company and Rockwell submitted, pursuant to Section 3(a)(10) of the Securities Act of 1933 (“Act”), the terms and conditions of this agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares, as defined under the Agreement. On December 2, 2016, the Circuit Court of the Twelfth Judicial Circuit of Florida (Sarasota County) entered an order finding that the Agreement is approved as fair to Rockwell, within the meaning of Section 3(a)(10) of the Act, and that the sale of the shares to Rockwell and the resale of the shares by Rockwell will be exempt from registration under the Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Dated: December 19, 2016	By:	/s/ Timothy W. Crawford
Timothy W. Crawford, Chief Executive Officer

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EXHIBIT INDEX

Number	Description

10.1	Settlement Agreement and Stipulation between the Company and Rockwell Capital Partners, Inc., dated December 1, 2016 (filed herewith).

10.2	Claim Purchase Agreements set forth as listed in the Exhibits to the Complaint between the Company and Rockwell Capital Partners, Inc., dated December 1, 2016 (filed herewith).

10.3	Order Granting Approval of Settlement Agreement and Stipulation dated December 2, 2016.